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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

May 4, 2004
Date of Report (Date of earliest event reported)

Arch Capital Group Ltd.
(Exact name of registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation or organization)	0-26456 (Commission File Number)	N/A (I.R.S. Employer Identification No.)

Wessex House, 45 Reid Street, Hamilton HM 12, Bermuda
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:
 (441) 278-9250

N/A
(Former name or former address, if changed since last report)

ITEM 5.    Other Events.

        Attached hereto as Exhibit 99.1 is a press release issued by the Company on May 4, 2004 announcing the closing of the public offering of $300,000,000 principal amount of its senior notes (the "Offering"). In connection with such Offering, attached hereto as Exhibits 99.2, 99.3 and 99.4 are the following documents: (i) Indenture, dated May 4, 2004, between the Company and JPMorgan Chase Bank, as trustee; (ii) First Supplemental Indenture, dated May 4, 2004, between the Company and JPMorgan Chase Bank, as trustee; and (iii) a form of the senior notes issued by the Company in the Offering.

ITEM 7.    Exhibits.

EXHIBIT NO.	DESCRIPTION
99.1	Press Release dated May 4, 2004 announcing the closing of the public offering of $300,00,000 principal amount of the Company's senior notes ("Offering")
99.2	Indenture dated May 4, 2004 between the Company and JPMorgan Chase Bank, as trustee
99.3	First Supplemental Indenture dated May 4, 2004 between the Company JPMorgan Chase Bank, as trustee
99.4	Form of senior notes issued by the Company in connection with the Offering

ITEM 10.    Amendments to the Registrant's Code of Ethics, or Waiver of a Provision of the Code of Ethics.

        Under the Code of Business Conduct (the "Code") of the Company and its subsidiaries, directors and executive officers may not engage in purchases on margin with respect to the Company's securities without the prior approval of the Board of Directors of the Company (the "Board"). On May 5, 2004, the Board granted a waiver under the Code to Peter Appel, a director of the Company, to permit him to utilize his holdings of the Company's securities as collateral for a margin or other loan.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned.

ARCH CAPITAL GROUP LTD.

Date: May 7, 2004	By:	/s/ JOHN D. VOLLARO
		Name:	John D. Vollaro
		Title:	Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION
99.1	Press Release dated May 4, 2004 announcing the closing of the public offering of $300,00,000 principal amount of the Company's senior notes
99.2	Indenture dated May 4, 2004 between the Company and JPMorgan Chase Bank, as trustee
99.3	First Supplemental Indenture dated May 4, 2004 between the Company JPMorgan Chase Bank, as trustee
99.4	Form of senior notes issued by the Company in connection with the Offering

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SIGNATURES
EXHIBIT INDEX